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                                                                Exhibit 99.1.3.8

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NORI, HENNION, WALSH, INC.

To: The Secretary of State
    State of New Jersey

          The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

          (1) The name of the corporation is

               NORI, HENNION, WALSH, INC.

          (2) The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

          (3) The aggregate number of shares which the corporation shall have the authority to issue is 2500 each of which shall have no par value.

          (4) The address of the Corporation's initial registered office is 104 River Renaissance, East Rutherford, New Jersey 07073.

The name of the corporation's initial registered agent at such address is Dominic Nori.

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          (5) The number of directors constituting the initial board of directors shall be three and the names and addresses are as follows:

      NAME                       ADDRESS
----------------   ----------------------------------
William W. Walsh   104 River Renaissance
                   East Rutherford, New Jersey 07073

Dominic Nori       104 River Renaissance
                   East Rutherford, New Jersey  07073

Richard Hennion    104 River Renaissance
                   East Rutherford, New Jersey  07073

          (6) The name and address of the Incorporator is as follows:

      NAME                     ADDRESS
----------------   ------------------------------
Ann M. O'Donohue   30 Bear Tavern Road
                   East Trenton, New Jersey 08628

          IN WITNESS WHEREOF, the undersigned of the above named corporation, has hereunto signed this Certificate of Incorporation this twenty-third day of October, 1989.


                                                 /s/ Ann M. O'Donohue
                                                 -------------------------------
                                                 Ann M. O'Donohue
                                                 Incorporator

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                            CERTIFICATE OF AMENDMENT

                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                           NORI, HENNION, WALSH, INC.

     Pursuant to N.J.S.A. 14A:9-1(2) of the New Jersey Business Corporation Act, the undersigned New Jersey corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

          First: The name of the corporation is NORI, HENNION, WALSH, INC.

          Second: A new Paragraph (1) shall replace the original Paragraph (1) in the Certificate of Incorporation, which shall read in its entirety as follows:

               (1) The name of the corporation is Hennion & Walsh, Inc.

          Third: This amendment was proposed and approved by the Board of Directors of Nori, Hennion, Walsh, Inc. and submitted to the vote of the shareholders.

          Fourth: On or about March 21, 2001 the shareholders of the corporation adopted the foregoing amendment by unanimous consent.

          Fifth: The number of shares entitled to vote on the amendment was 200.

          IN WITNESS WHEREOF, Nori, Hennion, Walsh, Inc. has caused its duly authorized officer to execute this certificate this 21st day of March, 2001.

                                                 NORI, HENNION, WALSH, INC.


                                                 By /s/ William W. Walsh
                                                    ----------------------------
                                                    Name:  William W. Walsh
                                                    Title: President